Exhibit 3.361

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SOUTHERN TENNESSEE EMS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1999, AT 2:15 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SOUTHERN TENNESSEE EMS, LLC”.

2980089 8100H 110292639 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620113 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/15/1998
981485450 – 2980089
CERTIFICATE OF FORMATION
OF
SOUTHERN TENNESSEE EMS, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Southern Tennessee EMS, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 15, 1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:15 PM 04/22/1999
991159255 – 2980089
CERTIFICATE OF MERGER

OF

SOUTHERN TENNESSEE AMBULANCE SERVICE, INC.

INTO

SOUTHERN TENNESSEE EMS, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
          The undersigned limited liability company and corporation DO HEREBY CERTIFY:
          FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Southern Tennessee EMS, LLC (the “LLC”)	Delaware
Southern Tennessee Ambulance Service, Inc.	Tennessee
(the “Company”)
          SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
          THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Southern Tennessee EMS, LLC.
          FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.
          FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

          SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.
          SEVENTH: This Certificate of Merger shall be effective on April 22, 1999.
*****

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          IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 21st day of April, 1999.

SOUTHERN TENNESSEE EMS, LLC
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Manager

SOUTHERN TENNESSEE AMBULANCE SERVICE, INC.
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Vice President

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040774 – 2980089
CERTIFICATE OF AMENDMENT
OF
Southern Tennessee EMS, LLC
     1. The name of the limited liability company is Southern Tennessee EMS, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Southern Tennessee EMS, LLC this 15 day of January 2002.

Southern Tennessee EMS, LLC

/s/ William F. Carpenter III William F. Carpenter III

Manager
Title